UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
Selected Dealer Agreement
On May 5, 2015, Griffin Capital Essential Asset REIT II, Inc. (the “Registrant”), Griffin Capital Securities, Inc., the Registrant’s dealer manager (the “Dealer Manager”), Griffin Capital Essential Asset Advisor II, LLC, the Registrant’s external advisor (the “Advisor”), and Griffin Capital Corporation, the Registrant's sponsor (the “Sponsor”), entered into a selected dealer agreement (the “Selected Dealer Agreement”) with Ameriprise Financial Services, Inc. (“Ameriprise”). Pursuant to the Selected Dealer Agreement, Ameriprise will act as a selected dealer in the Registrant’s initial public offering (the “Offering”) and offer and sell, on a best efforts basis, shares of Class A common stock of the Registrant (the “Shares”). The Offering consists of up to $2,200,000,000 in Shares, of which $200,000,000 in Shares are being offered pursuant to the Registrant’s Distribution Reinvestment Plan (the “DRP”).
Pursuant to the terms of the Selected Dealer Agreement, Ameriprise generally will be (i) paid a selling commission of up to 7.0% of the price of each Share (except Shares sold pursuant to the DRP) sold by Ameriprise; provided, however, that such selling commission shall be reduced with respect to sales to certain categories of purchasers, as described in the Selected Dealer Agreement and the prospectus for the Offering, (ii) re-allowed by the Dealer Manager a marketing support fee of up to 1.5% of the gross proceeds from each Share (except shares sold pursuant to the DRP) sold by Ameriprise subject to limitations on underwriting compensation prescribed by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) reimbursed for its bona fide, separately invoiced due diligence investigation expenses consistent with the language in the prospectus for the Offering and applicable FINRA regulations and rules, and (iv) subject to applicable FINRA limitations, paid for its mutually agreed upon technology costs associated with the Offering, related costs and expenses, and other costs and expenses related to the facilitation of the marketing of the Shares and the ownership of such Shares by Ameriprise’s customers, including fees to attend conferences sponsored by the Registrant.
Pursuant to the terms of the Selected Dealer Agreement, the Registrant is required to adopt and disclose a valuation policy consistent with FINRA requirements, and disclose an estimated net asset value per share based upon a valuation determined by an independent valuation firm the earlier of 45 days after (i) the commencement by the Registrant of a follow-on public offering, if any, or (ii) the earlier of 45 days after (a) the end of the calendar quarter in which the Registrant's Offering closes, or (b) the end of the calendar quarter that is two years after the effective date of the Offering.
Subject to certain limitations set forth in the Selected Dealer Agreement, the Registrant, the Dealer Manager, the Advisor, and the Sponsor, jointly and severally, agreed to indemnify, defend, and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Securities Act of 1933, as amended, against losses, liability, claims, damages, and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made by the Registrant, the Dealer Manager, the Advisor, or the Sponsor in connection with the Offering or in certain filings with the Securities and Exchange Commission and certain other public statements, or the breach by the Registrant, the Dealer Manager, the Advisor, or the Sponsor, or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms, and conditions of the Selected Dealer Agreement. In addition, the Registrant has agreed to reimburse the Advisor and the Sponsor for any amounts they are required to pay with respect to certain indemnification obligations to Ameriprise that they may incur concerning these matters.
The Selected Dealer Agreement contains a number of other customary terms and conditions. The foregoing summary of the material terms of the Selected Dealer Agreement is qualified in its entirety by the Selected Dealer Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.    Exhibits
(d)    Exhibits.

10.1
Selected Dealer Agreement, dated as of May 5, 2015, by and among Griffin Capital Essential Asset REIT II, Inc., Griffin Capital Essential Asset Advisor II, LLC, Griffin Capital Securities, Inc., Griffin Capital Corporation, and Ameriprise Financial Services, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: May 11, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary